  Exhibit 99.1
cbdMD Announces the Closed Purchase of DirectCBDOnline.com

CHARLOTTE, N.C. (PRWEB) July 23, 2021

cbdMD, Inc. (NYSE American: YCBD, YCBDpA), one of the leading, and most highly trusted and recognized CBD companies, announced today that it closed its purchase of leading CBD online marketplace, DirectCBDOnline.com and related trademarks and inventory, from Twenty Two Capital, LLC.

The DirectCBDOnline.com website provides CBD education and information and a selection of the highest-quality CBD products, including, but not limited to, oils, tinctures, salves, capsules, and gummies.

Co-founder John Wiesehan III has been appointed to the newly created role of Chief Revenue Officer at cbdMD and co-founder Brad Trawick will be Director of Procurement at cbdMD. The transaction was an asset purchase. cbdMD paid $2 million in cash and 400,000 shares of common stock. An additional 200,000 shares of common stock may be issued based upon certain conditions, including DirectCBDonline.com generating $4 million in net sales revenue for the twelve months following the closing of the transaction.

“By having the unique opportunity to work with the industry’s major CBD brands over the last few years, we think there is a tremendous opportunity to leverage what has been built here at cbdMD. With a focus on growth, we believe strategically acquiring CBD brands that add distribution and scale to the cbdMD platform will continue to strengthen our position in the CBD industry,” said John Wiesehan III, Chief Revenue Officer, cbdMD.

About cbdMD, Inc.

cbdMD, Inc. is one of the leading and most highly trusted and most recognized cannabidiol (CBD) brands with a comprehensive line of U.S. produced, THC-free1 CBD products. Our cbdMD brand currently includes over 130 SKUs of high-grade, premium CBD products including CBD tinctures, CBD gummies, CBD topicals, CBD capsules, CBD bath bombs, CBD bath salts, CBD sleep aids and CBD drink mixes. Our Paw CBD brand of pet products includes over 45 SKUs of veterinarian-formulated products including tinctures, chews, topicals products in varying strengths, and our CBD Botanicals brand of beauty and skincare products features 15 SKUs, including facial oil and serum, toners, moisturizers, clear skin, facial masks, exfoliants and body care. To learn more about cbdMD and their comprehensive line of U.S. grown, THC-free1 CBD oil products, please visit http://www.cbdmd.com, follow cbdMD on Instagram and Facebook, or visit one of the 6,000 retail outlets that carry cbdMD products.

1 THC-free is defined as below the level of detection using validated scientific analytical methods.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, but not limited to, the integration of the DirectCBDOnline.com assets into cbdMD, Inc. and the market opportunity for cbdMD, Inc., among others. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 as filed with the Securities and Exchange Commission (the "SEC") on December 22, 2020, Item 1A. Risk Factors, contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2021 as filed with the SEC on May 12, 2021 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Company Contact:

John Weston
Director of Investor Relations
john.weston@cbdmd.com
704-249-9515